<PAGE 1>

      As filed with the Securities and Exchange Commission on June 30, 1998
                                   Registration Statement No. 333-


                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                          FORM S-8
                                   REGISTRATION STATEMENT
                                           UNDER
                                 THE SECURITIES ACT OF 1933

                                   CHITTENDEN CORPORATION
                 (Exact name of Registrant as Specified in Its Charter)

      Vermont                                          03-0228404
(Sate of Incorporation)                     (I.R.S. Employer Identification #)

                                   Two Burlington Square
                                Burlington, Vermont 05401
                                     (802) 658-4000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      CHITTENDEN CORPORATION 1998 DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN
                                (Full Title of the Plan)

                                     Paul A. Perrault
                     Chairman, President and Chief Executive Officer
                                  Chittenden Corporation
                                   Two Burlington Square
                                Burlington, Vermont  05401
                                     (802) 660-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     With copies to:

                                F. Sheldon Prentice, Esq.
                 Senior Vice President, General Counsel and Secretary
                                  Chittenden Corporation
                                   Two Burlington Square
                                 Burlington, Vermont  05401
                                      (802) 658-4000

                                ===========================

                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
   Title of         Amount to be     Proposed        Proposed        Amount of
Securities Being    Registered (1)   Maximum         Maximum        Registration
  Registered                         Offering Price  Aggregate          Fee
                                     Per Share       Offering Price
--------------------------------------------------------------------------------
Common Stock, par     100,000(1)      33.625(2)      $3,362,500.00    $991.94
value $1.00 per
    share
================================================================================
  (1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, stock split, recapitalization, forfeiture of stock under the Plan or other similar event.

  (2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the amount of the registration fee. The registration fee is based upon the market value of outstanding shares of Chittenden Corporation Common Stock, par value $1.00 per share, on June 26, 1998, utilizing the average of the high and low sale prices as reported on the New York Stock Exchange.


<PAGE 2>
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     Chittenden Corporation (the Registrant , or the "Company"), hereby incorporates by reference the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-4, as amended, filed on January 10, 1996 (file number 33-64527), and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Registrant by F. Sheldon Prentice, Esq., Senior Vice President, General Counsel and Secretary of the Company.

<PAGE 3>

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Vermont Business Corporation Act ("VBCA"), Article Six,
Section 2 of the Registrant's By-laws provides for indemnification of directors and officers as follows: the Registrant shall indemnify (A) its directors to the extent the director's conduct was in good faith in the Company's best interest, when dealing with the Company and, otherwise, at least not opposed to its best interests and (B) its officers and employees to the same extent it shall indemnify its directors. The Corporation shall advance expenses if: (i) the director furnishes a written affirmation of meeting the conduct described above; (ii) the director undertakes in writing to repay if the standard is not met and (iii) the Board makes a favorable determination of those conditions.
The Registrant's By-laws also contain indemnification procedures which implement such indemnification. The Registrant s Amended and Restated Articles of Incorporation do not contain a provision for the elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the fullest extent permitted by Vermont law.

     The VBCA provides that a corporation may indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation, against liability (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses) incurred by him or her in connection with the defense or response of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she is made a party by reason of being or having been such director or officer if: (1) the director or officer conducted himself or herself in good faith; and (2) the director or officer reasonably believed: (A) in the case of conduct in the director s or officer s official capacity with the corporation, that the director s or officer's conduct was in its best interests; and (B) in all other cases, that the director s or officer's conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, the director or officer had no reasonable cause to believe his or her conduct was unlawful, and the director or officer is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify a director or officer (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. The Registrant also maintains director s and officer's liability insurance.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

<PAGE 4>

Item 8.  Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit No.    Description
-----------    -----------
    4.1        Amended and Restated Articles of Incorporation*
    4.2        By-laws, as amended and restated**
    5.1        Opinion of F. Sheldon Prentice, as to the legality of the
               securities being registered.
   10.1        Chittenden Corporation 1998 Directors' Omnibus Long-Term
               Incentive Plan.
   23.1        Consent of Independent Public Accountants, Arthur Andersen LLP.
   23.2        Consent of Counsel, F. Sheldon Prentice (included in Exhibit 5.1 hereto).
   24.1        Powers of Attorney contained on signature pages to this
               Registration Statement.
____________________________
*Incorporated by reference to Exhibit A to the Registrant's Proxy Statement for the 1994 Annual Meeting of Stockholders.

**Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

Item 9.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

<PAGE 5>

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE 6>

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on this 24th day of June, 1998.

                               CHITTENDEN CORPORATION

                               By:/s/Paul A. Perrault
                                  -------------------
                                     Paul A. Perrault, Chairman, President
                                     and Chief Executive Officer


                                POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Paul A. Perrault and Kirk W. Walters acting together or singularly, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign this Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement, and, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute may lawfully do or cause to be done by virtue hereof, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act. The undersigned hereby ratifies and confirms all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature            Capacity                                 Date
       ---------            --------                                -----
/s/ Paul A. Perrault        Chairman, President, Chief Executive  June 17, 1998
    Paul A. Perrault        Officer and Director
                            (Principal Executive Officer)

/s/ Kirk. W. Walters        Executive Vice President, Chief       June 17, 1998
    Kirk W. Walters         Financial Officer and Treasurer
                           (Principal Financial and Accounting Officer)

<PAGE 7>

/s/ Frederic H. Bertrand     Director                             June 17, 1998
    Frederic H. Bertrand

/s/ David M. Boardman        Director                             June 17, 1998
    David M. Boardman

    Paul J. Carrara          Director

/s/ Richard D. Driscoll      Director                             June 17, 1998
    Richard D. Driscoll

/s/ Lyn Hutton               Director                             June 17, 1998
    Lyn Hutton

/s/ Philip A. Kolvoord       Director                             June 17, 1998
    Philip A. Kolvoord

/s/ James C. Pizzagalli      Director                             June 17, 1998
    James C. Pizzagalli

/s/ Pall D. Spera            Director                             June 17, 1998
    Pall D. Spera

    Martel D. Wilson, Jr.    Director

<PAGE 8>
                                  EXHIBIT INDEX

Exhibit No.                    Description                                Page
-----------                    -----------                                ----

  4.1               Amended and Restated Articles of Incorporation*         *
  4.2               Amended and Restated By-Laws**                         **
  5.1               Opinion of F. Sheldon Prentice as to the
                    legality of the securities being registered.            9
 10.1               Chittenden Corporation 1998 Directors' Omnibus
                    Long-Term Incentive Plan.                              10-15
 23.1               Consent of Independent Public Accountants,
                    Arthur Andersen LLP.                                   16
 23.2               Consent of F. Sheldon Prentice (included in
                    Exhibit 5.1 hereto).                                    9
 24.1               Powers of Attorney contained on signature pages
                    to this Registration Statement.                        17

____________________________

*Incorporated by reference to Exhibit A to the Registrant s Proxy Statement for the 1994 Annual meeting of Stockholders.

**Incorporated by reference to the Registrant s Annual Report on Form 10-K for the year ended December 31, 1997.

<PAGE 9>

EXHIBIT 5.1

June 29, 1998

Chittenden Corporation
Two Burlington Square
Burlington, Vermont  05401

REGISTRATION STATEMENT ON FORM S-8

To Whom It May Concern:

I am Senior Vice President, General Counsel and Secretary for Chittenden Corporation, a Vermont corporation (the Company ), and have represented it in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the Registration Statement ), and which registers 100,000 shares of the Common Stock, $1.00 par value per share, of the Company (the Shares ) to be issued pursuant to the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan (the "Plan"). In that capacity, I have reviewed the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered pursuant to the Plan and such other materials and matters as I have deemed necessary for the issuance of this opinion.

Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Vermont, legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me and to my opinion in the Registration Statement.

Very truly yours,


/s/ F. Sheldon Prentice
    -----------------------
    F. Sheldon Prentice, Esq.
    Senior Vice President, General Counsel and Secretary

<PAGE 10>

EXHIBIT 10.1

CHITTENDEN CORPORATION
1998 DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN

I.   PURPOSE

The Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan (the "Plan") has been established to promote the interests of the shareholders as well as the Company by enhancing the Company's ability to retain and attract the services of talented and qualified Directors by increasing their ownership position in the Company.

For purposes of the Plan, unless otherwise indicated, the term "Company" shall mean Chittenden Corporation.

II.  ELIGIBILITY

All non-employee Directors will be immediately eligible to become participants in the Plan upon the Effective Date as described in Section IX.

III. EXECUTIVE COMMITTEE

The Plan shall be administered by a Committee of the Board of Directors which shall be known as the Executive Committee (the "Committee"). The Committee shall have full power to interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

All persons designated as members of the Committee shall be non-employee directors of the Company within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

IV.  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(A) "Plan" means the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan.

(B)  "Company" means Chittenden Corporation.

(C)  "Board" means the Board of Directors of the Company.

(D)  "Committee" means the Executive Committee appointed by the Board.

(E)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

<PAGE 11>

(F) "Non-Qualified Stock Option" means a stock option grant of shares that allows the Company to receive a tax deduction for the amount the individual recognizes as taxable ordinary income in the year the individual is taxed; and the individual is subject to withholding on such taxes.

(G)  "Stock Option" means a Non-Qualified Stock Option.

(H)  "Share" means one share of the Company's Common Stock.

(I) "Restricted Stock" means Shares granted to a Director under Section VII(B) of the Plan.

(J)  "Share Grant" means the grant of a Share without restrictions.

(K) "Award" shall mean any Stock Option, Share Grant or Restricted Stock granted under the Plan.

(L) "Fair Market Value" shall mean the fair market value of shares or other securities as shall be established by the Committee.

V. ADMINISTRATION OF PLAN

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have full power to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether Awards may be settled or exercised in cash, Shares or other securities; (vi) determine whether, to what extent, and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder or the Committee; (vii) interpret and administer the Plan and any Award made under the Plan; (viii) establish, amend, suspend or waive rules and regulations as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

VI.  SHARES AVAILABLE FOR AWARD

Unless otherwise determined by the Committee, the amounts of any dividend equivalents or interest determined by the Committee to be payable with respect to any Awards shall not be counted against the aggregate number of shares available for granting Awards under the Plan.

Overall, the number of Shares available for granting Awards under the Plan during the term of the Plan shall be 100,000 shares.

Individual Awards granted under this Plan shall not exceed 10,000 shares per participant per year.

<PAGE 12>

The number of Shares covered by the Award shall be counted on the date of grant against the aggregate number of Shares available for granting Awards under the Plan. Any Shares associated with a Non-Qualified Stock Option that is forfeited or expires without having been exercised or Shares associated with Restricted Stock that is forfeited shall be added back to the overall number of Shares available for granting Awards under this Plan.

VII. AWARDS

(A) Options. The Committee is hereby authorized to grant Options to participants with the following terms and conditions and with such additional terms and conditions as the Committee deems appropriate:

   (I) Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that the purchase price shall not be less than Fair Market Value of a Share on the date of grant of such Option.

   (II) Option Term. The term of each Option shall be fixed by the Committee, but in no event may exceed ten years (see (D)(V) below).

   (III) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price may be made.

   (IV) Forfeiture. The Committee may provide for the circumstances in which an unexercised Option will be forfeited. Unless otherwise provided in the option agreement with a Director, an unexercised Option shall be forfeited one year after termination of Board service (as determined under criteria established by the Committee) for any reason.

(B) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to participants.

   (I) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend). Restrictions may lapse separately or in combination, in such installments or otherwise, as the Committee may deem appropriate.

   (II) Forfeiture. Upon termination of board service (as determined under criteria established by the Committee) for any reason, except for death or total and permanent disability, during the applicable restriction period, all Shares of Restricted Stock subject to restriction shall be forfeited and reacquired by the Company.

(C) Share Grants. The Committee is hereby authorized to grant awards of Shares that are immediately nonforfeitable and free of any restrictions (except those deemed necessary to comply with Federal or state securities laws or exchange requirements as described in section (D)(VI) below).

<PAGE 13>

(D)  General.

  (I) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

  (II) Awards May be Granted Separately or Together. Awards may, at the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Awards under any other plan of the Company.

  (III) Forms of Payment under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities and other Awards.

  (IV) Limits on Transfer of Awards. No Award (other than Shares as to which restrictions have lapsed), and no right under any such Awards, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Stock, to the Company); provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant, and to receive any property distributable, with respect to any Award upon the death of the participant.

  (V) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Stock Option exceed a period of ten years from the date of its grant.

  (VI) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise of a Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

VIII AMENDMENT AND TERMINATION

  The Board of Directors of the Company cannot revoke existing Awards without the participant's consent.

<PAGE 14>

IX EFFECTIVE DATE OF THE PLAN

  The Plan shall be effective as of the date of its approval by the stockholders of the Company.

X CHANGE OF CONTROL

  For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

  (I) Any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the number of the Company's then outstanding securities;

  (II) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection (I), (III) or (IV) of this
          Section X) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

  (III) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  (IV) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

XI TERM OF THE PLAN

  No Award shall be granted under the Plan five years after Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted may extend beyond such date,

<PAGE 15>
  and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

  Dated:  December 17, 1997        /s/ F. Sheldon Prentice
          -----------------            ---------------------
                                       F. Sheldon Prentice, Senior Vice
                                       President, General Counsel & Secretary

<PAGE 16>

EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 20, 1998 included in Chittenden Corporations's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
    -------------------
    Arthur Andersen LLP

Boston, Massachusetts
June 25, 1998

<PAGE 17>

EXHIBIT 24.1
                                    SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on this 24th day of June, 1998.

                               CHITTENDEN CORPORATION

                               By:  /s/ Paul A. Perrault
                                    ---------------------
                                        Paul A. Perrault, Chairman, President
                                        and Chief Executive Officer

                                POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Paul A. Perrault and Kirk W. Walters acting together or singularly, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign this Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement, and, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute may lawfully do or cause to be done by virtue hereof, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act. The undersigned hereby ratifies and confirms all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                      Capacity                              Date
   ---------                      --------                              ----
/s/Paul A. Perrault          Chairman, President, Chief            June 17, 1998
   ----------------          Executive Officer and Director
                             (Principal Executive Officer)

/s/ Kirk W. Walters          Executive Vice President, Chief      June 17, 1998
    ---------------          Financial Officer and Treasurer
                             (Principal Financial and Accounting Officer)

/s/ Frederic H. Bertrand     Director                             June 17, 1998
    --------------------
/s/ David M. Boardman        Director                             June 17, 1998
    --------------------
    Paul J. Carrara          Director
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/s/ Richard D. Driscoll      Director                             June 17, 1998
    --------------------
/s/ Lyn Hutton               Director                             June 17, 1998
    --------------------
/s/ Philip A. Kolvoord       Director                             June 17, 1998
    --------------------
/s/ James C. Pizzagalli      Director                             June 17, 1998
    --------------------
/s/ Pall D. Spera            Director                             June 17, 1998
    --------------------
    Martel D. Wilson, Jr.    Director
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